UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 21, 2007

Commission File No.:    001-13387

AEROCENTURY CORP.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	94-3263974
(State or Other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310 Burlingame, CA 94010	94010
(Address of principal executive offices)	(Zip Code)

(650) 340-1888
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Resignation of Director

On November 19, 2007, the Company received a letter from Thomas Hiniker whereby Mr. Hiniker resigned from the  Board of Directors of AeroCentury Corp. effective immediately.   No reason was given in Mr. Hiniker's resignation letter for the resignation, and the executive officers of the Company are unaware of any disagreements between the Company's management and Mr. Hiniker regarding the Company's operations, policies or practices that precipitated the resignation.  Mr. Hiniker was not a member of any committee of the Board of Directors.

AEROCENTURY CORP.

Date: November 21, 2007	By:	/s/ Neal D. Crispin

Title: President